UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2003

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real

Los Altos, CA 94022

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(650) 947-5000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

On December 24, 2003, Rambus Inc. issued a press release announcing that it has completed its acquisition of certain high-speed signaling assets of Velio Communications, Inc. The full text of the press release is filed as Exhibit 99.1 to this report.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed herewith:

99.1	Text of Press Release, dated December 24, 2003, titled “Rambus Completes Acquisition of Serial Interface Assets of Velio Communications, Inc.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMBUS INC. A Delaware Corporation

Date: December 29, 2003	By:	/s/ ROBERT K. EULAU

Robert K. Eulau, Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated December 24, 2003, titled “Rambus Completes Acquisition of Serial Interface Assets of Velio Communications, Inc.”